UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: 31 August 2010

(Date of earliest event reported)

D E E R E  &  C O M P A N Y

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

The following is the text of a press release issued by Deere & Company August 31, 2010.

FOR RELEASE - August 31, 2010

Contact:

Ken Golden

Director, Strategic Public Relations

Deere & Company

309-765-5678

Deere reaches agreement for sale of wind energy business

MOLINE, Illinois (August 31, 2010) — Deere & Company today announced that it has signed a definitive agreement to sell John Deere Renewables, LLC, its wind energy business, to Exelon Generation Company, LLC, a wholly-owned subsidiary of Exelon Corporation.

“As Deere sharpens its own strategic focus, we have concluded that the company’s resources are best invested in growing our core equipment businesses around the world,” said Samuel R. Allen, Deere & Company chairman and chief executive officer.  “We have chosen to place the wind portfolio with Exelon in part due to its demonstrated leadership in the energy industry.”

Deere said the $900 million sale, including earn-out provisions, will result in an after-tax charge of approximately $25 million in its fourth quarter results. The charge was not reflected in Deere’s fourth quarter earnings forecast of approximately $375 million that was announced August 18th.

John Deere Renewables includes 36 completed projects in eight states with an operational capacity of 735 megawatts. The definitive agreement announced today includes the completed projects plus numerous others in development.

Subject to regulatory approvals, Deere anticipates the transaction to close within the 2010 calendar year.

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to uncertainty and changes in circumstances. More detailed information about risks and uncertainties is contained in Deere & Company filings with the Securities and Exchange Commission.

Deere & Company will also be making the following statements regarding the use of cash proceeds from the sale.

Cash generated from this sale will be placed in the general corporate funds and will be used in line with Deere’s longstanding policy regarding use of cash, which is as follows:

First, Deere is committed to its single A rating. This is of strategic importance to Deere as its captive finance operation is a competitive advantage.

Second, Deere will make the requisite investments in its business to sustain and extend its competitive and financial position. Deere also plans to maintain strongly funded defined benefit plans.

Beyond that Deere plans to return funds to shareholders through a steadily increasing but sustainable dividend stream.  Deere will then consider share repurchases.

Deere increased the dividend declared in May 2010 and purchased about $100 million of shares during the third quarter ended July 31, 2010. Today’s announcement would support Deere’s ability to continue repurchasing shares. As previously disclosed, as of July 31, 2010, Deere had 12 million shares remaining under a May 2007 authorization and an additional $5 billion under a May 2008 authorization.

This statement includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to uncertainty and changes in circumstances. More detailed information about risks and uncertainties is contained in Deere & Company filings with the Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ Gregory R. Noe
Gregory R. Noe
Secretary

Dated: August 31, 2010